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                                                                     Exhibit 4.2

                             FIRST AMENDMENT TO THE
                       HEALTHCARE FINANCIAL PARTNERS, INC.
                            1996 STOCK INCENTIVE PLAN

         THIS FIRST AMENDMENT is made as of this 1st day of April, 1998, by HEALTHCARE FINANCIAL PARTNERS, INC. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware.

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Healthcare Financial Partners, Inc. 1996 Stock Incentive Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to reflect an increase in the number of shares of common stock;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. By deleting the first sentence of Section 2.2 and substituting therefor the following:

                  "Subject to adjustment in accordance with Section 5.2, 1,750,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives."

         2. By deleting the last sentence of Section 2.4 and substituting therefor the following:

                  "To the extent required under Code Section 162(m) and regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any single fiscal year of the Company to any Participant who is a "covered employee," within the meaning of Code Section 162(m) and the regulations promulgated thereunder (a "Covered Employee"), shall not exceed 225,000."

         The adoption of this First Amendment as reflected herein is subject to the approval of the Company's stockholders at the Annual Meeting of Stockholders to be held on May 28, 1998.

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.


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         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                                        HEALTHCARE FINANCIAL PARTNERS, INC.


                                        By: /s/ Edward P. Nordberg, Jr.
                                           -----------------------------------

                                        Title: Executive Vice President,
                                              --------------------------------
                                               Chief Financial Officer
                                              --------------------------------
                                               and Director
                                              --------------------------------


ATTEST:

/s/ Steven M. Curwin
-----------------------------


Title: Secretary
      -----------------------

      [CORPORATE SEAL]



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